UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 27, 2024, the Company appointed Mr. Ido Dolev as the Company’s new Executive Vice President, Product Solutions Group, effective on or about December 1, 2024 (“Effective Date”). In this role, Mr. Dolev will be responsible for all product solutions, including inspection, metrology, lithography, and software.

Mr. Dolev, 45, joins the Company after seven years at KLA Corporation, a U.S. semiconductor capital equipment manufacturer. Most recently, Mr. Dolev served as KLA’s Vice President and General Manager of its Optical Metrology Division business unit from August 2020 to November 2024. From April 2017 to July 2020, Mr. Dolev served as a Senior Director of Engineering and head of the Measurement Technologies group in the Overlay Business Unit at KLA. Prior to KLA, Mr. Dolev served at Applied Materials, Inc., a U.S. semiconductor capital equipment manufacturer, as a Group Manager and head of the Optical Wafer Inspection and Mask Inspection Technology Group from 2013 to 2017 and as a physicist in the Optical Inspection Technology Group from 2006 to 2013. Mr. Dolev holds a B.Sc. in Mathematics and Physics, a M.Sc. in physics, and a Ph.D. in electrical engineering from Tel Aviv University.

In connection with his appointment, Mr. Dolev intends to relocate from Israel to the United States and the Company and Mr. Dolev have entered into both an employment agreement and an offer letter (collectively, the “Offer Documents”). Under the terms of the Offer Documents, Mr. Dolev’s annual base salary will be $450,000. Mr. Dolev will also receive a one-time equity grant of time-based restricted stock units with a value of $2,000,050 at the time of grant (which vests in equal installments over a three-year period from his start date) in connection with his appointment. The Offer Documents also provide that Mr. Dolev will be eligible to receive (a) an annual cash incentive bonus with a target award percentage of 70% of his base salary and (b) an annual equity grant, beginning in 2025, of approximately $800,000, subject to approval by the Compensation Committee of the Company’s Board of Directors, with 50% of the grant in the form of time-based restricted stock units and 50% of the grant in the form of market-based performance stock units. Mr. Dolev will also receive up to $100,000 in relocation assistance and be eligible to participate in the Company’s benefits plans that are generally available to all salaried employees.

There are no family relationships between Mr. Dolev and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Dolev has an interest requiring disclosure under Item 404(a) of Regulation S-K.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	November 27, 2024	By:	/s/ Yoon Ah E. Oh
Vice President, General Counsel & Corporate Secretary